UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2015 (April 16, 2015)

FORESIGHT ENERGY LP

(Exact name of Registrant as specified in its charter)

Delaware	001-36503	80-0778894
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

211 North Broadway

Suite 2600

Saint Louis, MO

(Address of principal executive offices) (Zip Code)

(314) 932-6160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 16, 2015, American Century Transport LLC (“Transport”), a subsidiary of Foresight Energy LP (the “Partnership”), entered into a Purchase Agreement (the “PSA”) with American Energy Corporation (“American Energy”), a subsidiary of Murray Energy Corporation (“Murray”), pursuant to which American Energy sold to Transport certain mining and transportation assets for $63.0 million.

The Summary of the PSA in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the PSA, which is included as Exhibit 2.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2015, Mr. Michael J. Beyer gave notice that he will resign from his position as President and Chief Executive Officer of Foresight Energy GP LLC (the “General Partner”), the general partner of the Partnership, and as a director on the board of directors (the “Board”) of the General Partner, effective May 30, 2015.

On April 16, 2015, Robert D. Moore was appointed President and Chief Executive Officer of the General Partner to replace Mr. Beyer, effective May 31, 2015, and to the Board, effective April 16, 2015. Mr. Moore was appointed pursuant to the Second Amended and Restated Limited Liability Company of the General Partner, dated April 16, 2015. Mr. Moore will receive no additional compensation for his service as a director. Other than as set forth in Item 1.01 (which is incorporated by reference herein) and set forth below, there are no relationships between Mr. Moore and the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Moore has served as the Executive Vice President, Chief Operating Officer and Chief Financial Officer of Murray and on the board of directors of Murray since September 2007. In September 2007, he became the Executive Vice President and Chief Financial Officer of Murray. From 1993 to 2007, Mr. Moore held a number of financial and other senior management positions within Murray, including Manager of Accounting, Director of Financial Services and Information Technology, Director of Operations Efficiency, and Vice President. Mr. Moore received his Bachelor of Science from The Ohio State University in Accounting and Finance, his Certified Public Accountant certification from the State of Ohio, and an M.B.A. from The Ohio State University.

On March 15, 2015, the Partnership entered into settlement agreements with Murray resolving litigation between the Partnership and Murray for an aggregate payment of $14.0 million to the Partnership.

On April 16, 2015, Transport entered into a Lease Agreement with American Energy pursuant to which (i) Transport will lease a tract of real property, two coal preparation plants and related coal handling facilities at the Transport Mine situated in Belmont & Monroe Counties, Ohio and (ii) Transport will receive a fee ranging from $1.15 – $1.75 from American Energy for every ton of coal mined, proceeded and/or transported using such assets.

On April 16, 2015, American Century Minerals LLC (“Minerals”), a subsidiary of the Partnership, entered into an Overriding Royalty Agreement with American Energy and Consolidated Land Company (“Consolidated” and, together with American Energy, “AEC”) pursuant to which AEC granted to Minerals an overriding royalty interest ranging from $0.30 – $0.50 on all coal mined, removed and sold from certain coal reserves situated near the Century Mine in Belmont and Monroe Counties, Ohio for $12.0 million.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

2.1	Purchase Agreement, dated April 16, 2015, by and between American Century Transport LLC and American Energy Corporation

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORESIGHT ENERGY LP

	By:	Foresight Energy GP LLC, its general partner

Dated: April 20, 2015	By:	/s/ Michael J. Beyer
	Name:	Michael J. Beyer
	Title:	President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

2.1	Purchase Agreement, dated April 16, 2015, by and between American Century Transport LLC and American Energy Corporation

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be furnished to the Securities and Exchange Commission upon request.

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